                             THE LTV CORPORATION

               Calculation of Primary Earnings Per Share (EPS)
                 (Dollar amounts in millions except for EPS)
                          (Share data in thousands)


                                                                                  Year Ended
                                                                                December 31, 1995
                                                                         --------------------------------
                                                                          Shares     Amount       EPS
                                                                         --------   ---------    --------
Net Income                                                                            $184.8
Preferred stock dividend requirements                                                   (2.2)
                                                                                    ---------
                                                                                       182.6
Share base:

    Shares deemed issued pursuant to Joint Plan                           60,409
    Shares issued through public offerings                                36,610
    Shares issued upon exercise of Series A Warrants
        and stock options                                                    121

Common Stock issued (or obligated to issue)
    on June 28, 1994:
    Common Stock held for issuance                                         3,328
    Series A Preferred Stock                                               3,328
    LTV Steel ESOP                                                         1,498
    IRS Settlement Agreement                                                  65
                                                                         --------
                                                                           8,219
                                                                         --------
Common Stock equivalent shares resulting from
  outstanding Series A Warrants, Stock Options
  and Restricted Stock                                                        13
Common Stock issuable upon conversion of
  Series B Preferred Stock                                                 2,926         2.2
                                                                         --------   ---------
                                                                         108,298      $184.8
                                                                         ========   =========
PRIMARY EARNINGS PER SHARE                                                                       $  1.71
                                                                                                 ========

                                                                                   Year Ended
                                                                                December 31, 1994
                                                                         ---------------------------------
                                                                         Shares     Amount       EPS
                                                                        --------   ----------   ---------
Net Income                                                                            $127.1
Preferred stock dividend requirements                                                   (2.3)
                                                                                   ----------
                                                                                       124.8
Share base:

    Shares deemed issued pursuant to Joint Plan                           60,838
    Shares issued through public offerings                                26,542
    Shares issued upon exercise of Series A Warrants
        and stock options                                                     54

Common Stock issued (or obligated to issue)
    on June 28, 1994:
    Common Stock held for issuance                                         3,328
    Series A Preferred Stock                                               3,328
    LTV Steel ESOP                                                         1,308
    IRS Settlement Agreement                                                  33
                                                                         --------
                                                                           7,997
                                                                         --------
Common Stock equivalent shares resulting from
  outstanding Series A Warrants, Stock Options
  and Restricted Stock                                                       349
Common Stock issuable upon conversion of
  Series B Preferred Stock                                                 2,926         2.3
                                                                         --------  ----------
                                                                          98,706      $127.1
                                                                         ========  ==========
PRIMARY EARNINGS PER SHARE                                                                       $   1.29
                                                                                                 =========

                                                                                  Six Months Ended
                                                                                 December 31, 1993
                                                                          ---------------------------------
                                                                            Shares     Amount       EPS
                                                                          --------   ----------   ---------
Net Income                                                                            $247.2
Preferred stock dividend requirements                                                   (1.1)
                                                                                    ----------
                                                                                       246.1
Share base:

    Shares deemed issued pursuant to Joint Plan                               60,846
    Shares issued through public offerings                                     5,500
    Shares issued upon exercise of Series A Warrants
        and stock options                                                       -

Common Stock issued (or obligated to issue)
    on June 28, 1994:
    Common Stock held for issuance                                             3,328
    Series A Preferred Stock                                                   3,328
    LTV Steel ESOP                                                             1,108
    IRS Settlement Agreement                                                    -
                                                                             --------
                                                                               7,764
                                                                             --------
Common Stock equivalent shares resulting from
  outstanding Series A Warrants, Stock Options
  and Restricted Stock                                                          -
Common Stock issuable upon conversion of
  Series B Preferred Stock                                                     2,926     1.1
                                                                             -------- -------
                                                                              77,036  $247.2
                                                                             ======== =======
PRIMARY EARNINGS PER SHARE                                                                           $   3.21
                                                                                                     ========

                              THE LTV CORPORATION
             Calculation of Fully Diluted Earnings Per Share (EPS)
                  (Dollar amounts in millions except for EPS)
                           (Share data in thousands)

                                             Year Ended                       Year Ended
                                          December 31, 1995                 December 31, 1994
                                   --------------------------------  ---------------------------------
                                   Shares     Amount       EPS       Shares     Amount       EPS
                                   --------   ---------    --------  --------   ----------   ---------
Net Income                                    $  184.8                          $   127.1
Preferred stock dividend requirements             (2.2)                              (2.3)
                                              ---------                         ----------
                                                 182.6                              124.8
Share base:

    Shares deemed issued pursuant
        to Joint Plan               60,409                            60,838
    Shares issued through public
        offerings                   36,610                            26,542
    Shares issued upon exercise of
        Series A Warrants
        and stock options              121                                54

Common Stock issued (or obligated
    to issue) on June 28, 1994:
    Common Stock held for issuance   3,328                             3,328
    Series A Preferred Stock         3,328                             3,328
    LTV Steel ESOP                   1,498                             1,308
    IRS Settlement Agreement            65                                33
                                   --------                          --------
                                     8,219                             7,997
                                   --------                          --------
Common Stock equivalent shares
    resulting from outstanding
    Series A Warrants,
    Stock Options
    and Restricted Stock                18                               352
Common Stock issuable upon
    conversion of
    Series B Preferred Stock         2,926         2.2                 2,926          2.3
Common Stock issuable upon
    conversion of
    Senior Secured Convertible
    Notes                            5,128         5.3                 5,128          5.2
                                   --------   ---------              --------   ----------
                                   113,431    $  190.1               103,837    $   132.3
                                   ========   =========              ========   ==========
FULLY DILUTED EARNINGS PER SHARE                           $  1.68                           $   1.27
                                                           ========                          =========






                                                Six Months Ended
                                                December 31, 1993
                                         ---------------------------------
                                         Shares     Amount       EPS
                                         --------   ----------   ---------
Net Income                                          $   247.2
Preferred stock dividend requirements                   (1.1)
                                                    ----------
                                                        246.1
Share base:

    Shares deemed issued pursuant
        to Joint Plan                     60,846
    Shares issued through public
        offerings                          5,500
    Shares issued upon exercise of
        Series A Warrants
        and stock options                   -

Common Stock issued (or obligated
    to issue) on June 28, 1994:
    Common Stock held for issuance         3,328
    Series A Preferred Stock               3,328
    LTV Steel ESOP                         1,108
    IRS Settlement Agreement                -
                                         --------
                                           7,764
                                         --------
Common Stock equivalent shares
    resulting from
    outstanding Series A Warrants,
    Stock Options
    and Restricted Stock                    -
Common Stock issuable upon
    conversion of
    Series B Preferred Stock               2,926          1.1
Common Stock issuable upon
    conversion of
    Senior Secured Convertible
    Notes                                  5,515          2.6
                                         --------   ----------
                                          82,551    $   249.8
                                         ========   ==========
FULLY DILUTED EARNINGS PER SHARE                                 $   3.03
                                                                 =========
